UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

QLOGIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23298	33-0537669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(408) 239-8000

(Address of principal executive offices, including zip code)

(949) 389-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2016, QLogic Corporation, a Delaware corporation (the “Company” or “QLogic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavium, Inc., a Delaware corporation (“Cavium”), and Quasar Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cavium (“Sub”).

The Offer and the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Sub will commence a tender offer (the “Offer”) for any and all outstanding shares of common stock of the Company (the “Company Common Stock”), for (i) $11.00 in cash (such amount, or any greater cash amount per share of Company Common Stock paid pursuant to the Offer, the “Cash Consideration”) and (ii) 0.098 (the “Exchange Ratio”) shares of common stock of Cavium (“Cavium Common Stock”) per share of Company Common Stock (the “Share Consideration” and together with the Cash Consideration, the “Merger Consideration”), without interest and subject to any required withholding for taxes. The Offer will be scheduled to expire on the 20th business day following the commencement of the Offer unless extended in accordance with the terms of the Merger Agreement and applicable law. As soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”) pursuant to the provisions of Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger. In the Merger, the Company will survive as a wholly owned subsidiary of Cavium, and each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury of the Company, shares of Company Common Stock owned by Cavium or any subsidiary of Cavium (including Sub) or shares of Company Common Stock owned by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Merger Consideration. Cavium intends to fund the Merger Consideration with a combination of cash on hand and committed debt financing.

As a result of the Merger, at the effective time of the Merger, (i) each outstanding and unvested Company Stock Option (as defined in the Merger Agreement) (other than any such unvested Company Stock Option that is an Underwater Option (as defined in the Merger Agreement)), shall be assumed by Cavium and converted into an option to purchase, on the same terms and conditions as were applicable under such Company Stock Option, that number of shares of Cavium Common Stock, as described by the Merger Agreement (including adjustment of the number of shares and exercise price of the Company Stock Option as set forth therein); (ii) each outstanding and vested Company Stock Option (including those Company Stock Options that become vested by their terms immediately prior to or as of the effective time of the Merger) with an exercise price less than the sum of (a) the Cash Consideration and (b) the Share Consideration Value, which means the product of the Exchange Ratio and the volume weighted average trading price of Cavium Common Stock on the Nasdaq Global Select Market (“Nasdaq”) for the five consecutive trading days ending on the trading day immediately preceding the closing date of the Merger, shall be cancelled and the holder thereof shall be entitled to receive Vested Option Consideration (as defined in the Merger Agreement), as described by the Merger Agreement; (iii) each outstanding Company Stock Option that is an Underwater Option shall be cancelled, and the holder thereof shall receive no payment on account thereof; (iv) the unvested Company Restricted Stock Units (as defined in the Merger Agreement) outstanding immediately prior to the effective time shall be assumed and converted into restricted stock units of Cavium Common Stock, as described by the Merger Agreement (including adjustment of the number of shares subject to the award as set forth therein); (v) each outstanding and vested Company Restricted Stock Unit (including those Company Restricted Stock Units that become vested by their terms immediately prior to or as of the effective time) shall be cancelled and extinguished and the holder thereof shall be entitled to receive an amount equal to the Merger Consideration that would be payable in respect of the total number of shares of Company Common Stock subject to such Company Restricted Stock Unit, as described by the Merger Agreement; and (vi) the unvested Company Performance Restricted Stock Units (as defined in the Merger Agreement) outstanding immediately prior to the effective time shall be assumed by Cavium and (after giving effect to any applicable change of control or other accelerated vesting provisions) converted into restricted stock units of Cavium Common Stock, as described by the Merger Agreement (including adjustment of the number of shares subject to the award as set forth therein and after giving effect to the determination of achievement of the applicable performance-based vesting requirements based on the Company’s relative total stockholder return, with such number determined as of the last trading day prior to the closing date of the Merger by the Compensation Committee of the Board of Directors of the Company (the “Board”)). Effective immediately prior to the time at which Sub first accepts for payment the shares of Company Common Stock tendered in the Offer, each Company Stock Option and Company Restricted Stock Unit granted to a member of the Board pursuant to the Non-Employee Director Equity Award Program adopted under the Company’s 2005 Performance Incentive Plan, as amended, that is then outstanding and unvested, shall accelerate and be fully vested and shall be treated as a vested Company Stock Option or vested Company Restricted Stock Unit, as applicable, under the Merger Agreement as described above.

Closing Conditions

The obligation of each party to consummate the Offer and the Merger is subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including (i) at least a majority of the outstanding shares of Company Common Stock, when added to shares of Company Common Stock already owned by Sub, having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer (the “Minimum Condition”), (ii) the exchange of shares of Cavium Common Stock pursuant to the Offer and the Merger having been registered pursuant to a registration statement filed by Cavium with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC, (iii) shares of Cavium Common Stock issuable pursuant to the Offer and the Merger having been authorized for listing on Nasdaq, (iv) the expiration or termination of any applicable regulatory waiting periods and/or receipt of regulatory clearance, (v) the absence of any order or ruling prohibiting the consummation of the Merger, and (vi) subject to certain exceptions, the accuracy of the other party’s representations and warranties and compliance with covenants. In addition, the obligation of Cavium and Sub to consummate the Merger is also subject to the satisfaction or waiver of the condition that no material adverse effect on the Company shall have occurred since the date of the Merger Agreement. Cavium’s and the Company’s obligations are not subject to any financing condition.

Representations and Warranties; Covenants

Each of the Company, Cavium and Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to secure required regulatory approvals. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger, and not to solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, and Cavium and Sub have agreed to other customary covenants, including, among others, covenants to use their reasonable best efforts to consummate the committed debt financing.

Termination and Termination Fees

The Merger Agreement contains certain termination rights for each of the Company and Cavium, including, among others, if the Offer is not consummated at or prior to 11:59 p.m. (New York City Time) on November 12, 2016. Upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” the Company has agreed to pay Cavium a termination fee of $47.8 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Cavium or Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On June 15, 2016, the Board of the Company approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to add Article IX, Section 1 to the By-Laws. Article IX, Section 1 generally provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the

Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Article IX, Section 1 further provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company’s capital stock is deemed to have notice of and to consent to the provisions of Article IX, Section 1.

The foregoing summary of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 15, 2016, QLogic and Cavium issued a joint press release announcing entry into the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information to be Filed with the SEC and Where to Find It

This document relates to a pending business combination transaction between Cavium and QLogic. The Offer referenced in this document has not yet commenced. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Cavium will file a registration statement on Form S-4 related to the transaction with the SEC and may file amendments thereto. Cavium and Sub will file a tender offer statement on Schedule TO (including a prospectus/offer to exchange, a related letter of transmittal and other exchange offer documents) related to the transaction with the SEC and may file amendments thereto. QLogic will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC and may file amendments thereto. QLogic and Cavium may also file other documents with the SEC regarding the transaction. This document is not a substitute for any registration statement, Schedule TO, Schedule 14D-9 or any other document that QLogic or Cavium may file with the SEC in connection with the transaction. Investors and security holders are urged to read the registration statement, the Schedule TO (including the prospectus/offer to exchange, related letter of transmittal and other exchange offer documents), the solicitation/recommendation statement on Schedule 14D-9 and the other relevant materials with respect to the transaction carefully and in their entirety when they become available before making any investment decision with respect to the transaction, because they will contain important information about the transaction.

The prospectus/offer to exchange, the related letter of transmittal and certain other exchange offer documents, as well as the solicitation/recommendation statement, will be made available to all holders of QLogic’s stock at no expense to them. The exchange offer materials and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the exchange offer materials and the solicitation/recommendation statement may be obtained for free by contacting Cavium’s Investor Relations department at (408) 943-7417 or at angel.atondo@cavium.com. Additional copies of the solicitation/recommendation statement may be obtained for free by contacting QLogic’s Investor Relations department at (949) 542-1330 or at doug.naylor@qlogic.com.

In addition to the prospectus/offer to exchange, the related letter of transmittal and certain other exchange offer documents, as well as the solicitation/recommendation statement, Cavium and QLogic file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Cavium and QLogic at the SEC’s website at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among QLogic Corporation, Cavium, Inc., and Quasar Acquisition Corp.*

3.1	Amended and Restated By-Laws of QLogic Corporation

99.1	Joint press release issued by QLogic Corporation and Cavium, Inc. on June 15, 2016

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

Dated: June 15, 2016	By:	/s/ Jean Hu
		Name:	Jean Hu
		Title:	Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among QLogic Corporation, Cavium, Inc., and Quasar Acquisition Corp.*

3.1	Amended and Restated By-Laws of QLogic Corporation

99.1	Joint press release issued by QLogic Corporation and Cavium, Inc. on June 15, 2016

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.